UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OCEAN RIG UDW INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10 Skopa Street, Tribune House
2nd Floor, Office 202, CY 1075
Nicosia, Cyprus
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01	NASDAQ Stock Market LLC

Preferred Stock Purchase Rights
under Amended and Restated
Stockholders Rights Agreement	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.                      Description of Registrant's Securities to be Registered

This Form 8-A is being filed in connection with the listing of the registrant Ocean Rig UDW Inc. (the "Company") on the NASDAQ Stock Market LLC.  The information required by this item is contained under the heading "Description of Capital Stock" in the Company's Registration Statement on Form F-4 (File No. 333-175940) filed with the U.S. Securities and Exchange Commission (the "Commission") on August 1, 2011, as amended by Amendment No. 1 to Form F-4 filed with the Commission on August 17, 2011 and Post-Effective Amendment No. 1 to Form F-4 filed with the Commission on August 30, 2011 (the "Registration Statement").  Such information, which is contained under the heading "Description of Capital Stock" in the Registration Statement, is incorporated herein by reference.

Item 2.

No exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 16, 2011	OCEAN RIG UDW INC.

	By:	/s/ George Economou
	Name:	George Economou
	Title:	Chief Executive Officer